Assured Guaranty Ltd.
December 31, 2013
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2013.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (5) the failure of Assured Guaranty to realize insurance loss recoveries or damages through loan putbacks, settlement negotiations or litigation; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in the Company’s investment portfolio and in collateral posted by and to the Company; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating income reconciliation:
Operating income	$134	$184	$609	$535
Plus after-tax adjustments:
Realized gains (losses) on investments	22	1	40	(4)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	133	(92)	(40)	(486)
Fair value gains (losses) on committed capital securities	10	(4)	7	(12)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	3	1	(1)	15
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	47	(16)	193	62
Net income (loss)	$349	$74	$808	$110

Earnings per diluted share:
Operating income	$0.73	$0.95	$3.25	$2.81
Plus after-tax adjustments:
Realized gains (losses) on investments	0.12	0.00	0.22	(0.02)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.73	(0.47)	(0.23)	(2.55)
Fair value gains (losses) on committed capital securities	0.05	(0.02)	0.04	(0.06)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.01	0.01	(0.01)	0.08
Effect of consolidating FG VIEs	0.26	(0.08)	1.03	0.31
Net income (loss)	$1.90	$0.38	$4.30	$0.57

Effective tax rate on operating income	25.2%	26.3%	26.7%	25.0%
Effective tax rate on net income	28.6%	21.5%	29.2%	16.5%

Return on equity (ROE) calculations (1):
ROE, excluding unrealized gain (loss) on investment portfolio	28.9%	6.6%	17.0%	2.5%
Operating ROE	8.8%	12.9%	10.2%	9.7%

New business:
Gross par written	$2,865	$4,041	$9,350	$16,816
Present value of new business production (PVP) (2)	$67	$69	$141	$210

			As of
			December 31,	December 31,
Other information:			2013	2012
Net debt service outstanding			$690,535	$780,356
Net par outstanding			459,107	518,772
Claims paying resources (3)			12,147	12,328

1) Quarterly and year-to-date ROE calculations represent annualized returns.

2) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3) See page 7 for additional detail on claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Net earned premiums	$182	$218	$752	$853
Net investment income	107	103	393	404
Net realized investment gains (losses)	29	1	52	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	(30)	(42)	(108)
Net unrealized gains (losses)	227	(89)	107	(477)
Net change in fair value of credit derivatives	229	(119)	65	(585)
Fair value gains (losses) on committed capital securities	14	(6)	10	(18)
Fair value gains (losses) on FG VIEs	93	30	346	191
Other income (loss)	(5)	(4)	(10)	108
Total revenues	649	223	1,608	954

Expenses:
Loss and loss adjustment expenses	85	58	154	504
Amortization of deferred acquisition costs	4	0	12	14
Interest expense	19	21	82	92
Other operating expenses	52	49	218	212
Total expenses	160	128	466	822

Income (loss) before income taxes	489	95	1,142	132
Provision (benefit) for income taxes	140	21	334	22
Net income (loss)	$349	$74	$808	$110

Less after-tax adjustments:
Realized gains (losses) on investments	22	1	40	(4)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	133	(92)	(40)	(486)
Fair value gains (losses) on committed capital securities	10	(4)	7	(12)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	3	1	(1)	15
Effect of consolidating FG VIEs	47	(16)	193	62
Operating income	$134	$184	$609	$535

Weighted average shares outstanding
Basic shares outstanding	182.0	194.0	186.6	189.2
Diluted shares outstanding (1)	183.0	194.7	187.6	190.7
Shares outstanding at the end of period	182.2	194.0

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$64	$153	$263	$331
Realized gains (losses) and other settlements from CDS terminations	6	2	21	3
Operating income effect	53	101	191	219
Operating income per diluted share effect	0.29	0.53	1.02	1.15

1)
Non-GAAP diluted shares outstanding were 183.0 million and 194.7 million for the three months ended December 31, 2013 and 2012, respectively, and 187.6 million and 190.7 million for the year ended December 31, 2013 and 2012, respectively.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	December 31, 2013				December 31, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$182	$(12)	(1)	$194	$218	$(103)	(1)	$321
Net investment income	107	0	(1)	107	103	4	(1)	99
Net realized investment gains (losses)	29	29	(2)	0	1	0	(2)	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	2		—	(30)	(30)		—
Net unrealized gains (losses)	227	227		—	(89)	(89)		—
Credit derivative revenues	—	(28)		28	—	(31)		31
Net change in fair value of credit derivatives	229	201	(3)	28	(119)	(150)	(3)	31
Fair value gains (losses) on committed capital securities	14	14	(4)	—	(6)	(6)	(4)	—
Fair value gains (losses) on FG VIEs	93	93	(1)	—	30	30	(1)	—
Other income (loss)	(5)	3	(5)	(8)	(4)	1	(5)	(5)
Total revenues	649	328		321	223	(224)		447

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	85	4	(1)	81	58	(50)	(1)	108
Credit derivatives	—	14	(3)	(14)	—	(19)	(3)	19
Amortization of deferred acquisition costs	4	—		4	0	—		0
Interest expense	19	—		19	21	—		21
Other operating expenses	52	—		52	49	—		49
Total expenses	160	18		142	128	(69)		197

Income (loss) before income taxes	489	310		179	95	(155)		250
Provision (benefit) for income taxes	140	95	(6)	45	21	(45)	(6)	66
Net income (loss)	$349	$215		$134	$74	$(110)		$184

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Year Ended				Year Ended
	December 31, 2013				December 31, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$752	$(59)	(1)	$811	$853	$(153)	(1)	$1,006
Net investment income	393	1	(1)	392	404	14	(1)	390
Net realized investment gains (losses)	52	56	(2)	(4)	1	(6)	(2)	7
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(42)	(42)		—	(108)	(108)		—
Net unrealized gains (losses)	107	107		—	(477)	(477)		—
Credit derivative revenues	—	(121)		121	—	(127)		127
Net change in fair value of credit derivatives	65	(56)	(3)	121	(585)	(712)	(3)	127
Fair value gains (losses) on committed capital securities	10	10	(4)	—	(18)	(18)	(4)	—
Fair value gains (losses) on FG VIEs	346	346	(1)	—	191	191	(1)	—
Other income (loss)	(10)	(7)	(5)	(3)	108	11	(5)	97
Total revenues	1,608	291		1,317	954	(673)		1,627

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	154	(21)	(1)	175	504	(64)	(1)	568
Credit derivatives	—	1	(3)	(1)	—	(28)	(3)	28
Amortization of deferred acquisition costs	12	—		12	14	—		14
Interest expense	82	—		82	92	—		92
Other operating expenses	218	—		218	212	—		212
Total expenses	466	(20)		486	822	(92)		914

Income (loss) before income taxes	1,142	311		831	132	(581)		713
Provision (benefit) for income taxes	334	112	(6)	222	22	(156)	(6)	178
Net income (loss)	$808	$199		$609	$110	$(425)		$535

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets
(dollars in millions)

	As of:
	December 31,	December 31,
	2013	2012
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,711	$10,056
Short-term investments, at fair value	904	817
Other invested assets	170	212
Total investment portfolio	10,785	11,085

Cash	184	138
Premiums receivable, net of commissions payable	876	1,005
Ceded unearned premium reserve	452	561
Deferred acquisition costs	124	116
Reinsurance recoverable on unpaid losses	36	58
Salvage and subrogation recoverable	174	456
Credit derivative assets	94	141
Deferred tax asset, net	688	721
FG VIE assets, at fair value	2,565	2,688
Other assets	309	273
Total assets	$16,287	$17,242

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,595	$5,207
Loss and loss adjustment expense reserve	592	601
Reinsurance balances payable, net	148	219
Long-term debt	816	836
Credit derivative liabilities	1,787	1,934
Current income tax payable	44	—
FG VIE liabilities with recourse, at fair value	1,790	2,090
FG VIE liabilities without recourse, at fair value	1,081	1,051
Other liabilities	319	310
Total liabilities	11,172	12,248

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,466	2,724
Retained earnings	2,482	1,749
Accumulated other comprehensive income	160	515
Deferred equity compensation	5	4
Total shareholders' equity	5,115	4,994
Total liabilities and shareholders' equity	$16,287	$17,242

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	December 31, 2013		December 31, 2012
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,115	$28.07	$4,994	$25.74
Less after-tax adjustments:
Effect of consolidating FG VIEs	(172)	(0.95)	(348)	(1.79)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,052)	(5.77)	(988)	(5.09)
Fair value gains (losses) on committed capital securities	30	0.16	23	0.12
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	145	0.80	477	2.45
Operating shareholders' equity	6,164	33.83	5,830	30.05
After-tax adjustments:
Less: Deferred acquisition costs	161	0.88	165	0.85
Plus: Net present value of estimated net future credit derivative revenue	146	0.80	220	1.14
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,884	15.83	3,266	16.83
Adjusted book value	$9,033	$49.58	$9,151	$47.17

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims Paying Resources
(dollars in millions)

	As of December 31, 2013
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.(2)	Assured Guaranty Re Ltd. (3)	Eliminations(4)	Consolidated
Claims paying resources
Policyholders' surplus	$1,746	$693	$514	$1,063	$(814)	$3,202
Contingency reserve(1)(2)	1,783	1,151	320	—	(320)	2,934
Qualified statutory capital	3,529	1,844	834	1,063	(1,134)	6,136
Unearned premium reserve(1)(2)	1,891	720	671	934	(671)	3,545
Loss and LAE reserves (5) (6)	340	153	—	280	—	773
Total policyholders' surplus and reserves	5,760	2,717	1,505	2,277	(1,805)	10,454
Present value of installment premium(1)(6)	395	262	5	201	(5)	858
Standby line of credit/stop loss	200	200	—	—	—	400
Excess of loss reinsurance facility	435	435	—	—	(435)	435
Total claims paying resources (including MAC adjustment for AGM and AGC)	6,790	3,614	1,510	2,478	(2,245)	12,147
Adjustment for MAC	917	593	—	—	(1,510)	—
Total claims paying resources (excluding MAC adjustment for AGM and AGC)	$5,873	$3,021	$1,510	$2,478	$(735)	$12,147

Statutory net par outstanding (7)	$171,279	$57,227	$96,141	$111,575	$(1,625)	$434,597
Equity method adjustment (8)	58,358	37,783	—	—	(96,141)	—
Adjusted statutory net par outstanding (7)	$229,637	$95,010	$96,141	$111,575	$(97,766)	$434,597

Net debt service outstanding (7)	$263,089	$82,478	$144,672	$177,105	$(3,547)	$663,797
Equity method adjustment (8)	87,816	56,856	—	—	(144,672)	—
Adjusted net debt service outstanding (7)	$350,905	$139,334	$144,672	$177,105	$(148,219)	$663,797

Ratios:
Adjusted net par outstanding to qualified statutory capital	65:1	52:1	115:1	105:1	N/A	71:1
Capital ratio (9)	99:1	76:1	173:1	167:1	N/A	108:1
Financial resources ratio (10)	52:1	39:1	96:1	71:1	N/A	55:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include their indirect share of Municipal Assurance Corp. (MAC). See footnote 2 below for additional detail.

2)
Assured Guaranty US Holdings Inc. acquired Municipal and Infrastructure Assurance Corporation, which it has renamed MAC, from Radian Asset Assurance Inc. (Radian) in May 2012. In July 2013, Municipal Assurance Holdings Inc. (MAC Holdings) was formed to own 100% of MAC's outstanding stock. AGM and AGC subscribed for 60.7% and 39.3% of the MAC Holdings outstanding stock. In July 2013, MAC was launched as a new US municipal only bond insurance company with $1.5 billion in claims-paying resources and capitalized to approximately $800 million through cash and securities.

3)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

4)
In 2009, AGC issued a $300 million note payable to AGM. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Reserves are reduced by approximately $0.7 billion for benefit related to representation and warranty recoverables.

6)	Includes financial guaranty insurance and credit derivatives.

7)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

8)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership.

9)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

10)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims paying resources (including MAC adjustment for AGM and AGC).
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
New business production analysis:
PVP
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$22
Other	61	37	116	144
Public finance - non-U.S.	5	—	18	1
Structured finance - U.S.	1	32	7	43
Structured finance - non-U.S.	—	—	—	—
Total PVP	$67	$69	$141	$210

Reconciliation of PVP to gross written premiums (GWP):

PVP of financial guaranty insurance	$67	$69	$141	$210
Less: financial guaranty installment premium PVP	7	33	26	45
Total: financial guaranty upfront gross written premiums	60	36	115	165
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	(2)	73	8	88
Total GWP	$58	$109	$123	$253

Financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$1,797
Other	2,743	3,641	8,671	14,364
Public finance - non-U.S.	122	—	392	35
Structured finance - U.S.	—	400	287	620
Structured finance - non-U.S.	—	—	—	—
Total	$2,865	$4,041	$9,350	$16,816

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2013		December 31, 2013
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$850	A-	$3,856	A-
Municipal utilities	912	BBB	1,895	BBB+
Tax backed	436	A-	1,464	A-
Transportation	458	BBB	1,099	BBB+
Higher education	73	A-	155	A-
Healthcare	4	BBB+	115	BBB+
Infrastructure finance	10	A	88	A
Total U.S. public finance	2,743	BBB+	8,672	A-
Non-U.S. public finance:
Total non-U.S. public finance	122	BBB-	391	BBB-
Total public finance	$2,865	BBB+	$9,063	A-

U.S. structured finance:
Commercial receivables	—	—	273	AA
Other structure finance	—	—	14	A-
Total U.S. structured finance	—	—	287	AA
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	$—	—	$287	AA

Total gross par written	$2,865	BBB+	$9,350	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year End
	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13	3Q-13	4Q-13	2012	2013
PVP:
Public finance - U.S.:
Assumed from Radian	$22	$—	$—	$—	$—	$—	$—	$—	$22	$—
Other	30	47	30	37	16	15	24	61	144	116
Public finance - non-U.S.	—	1	—	—	—	—	13	5	1	18
Structured finance - U.S.	4	2	5	32	2	1	3	1	43	7
Structured finance - non-U.S.	—	—	—	—	—	—	—	—	—	—
Total PVP	$56	$50	$35	$69	$18	$16	$40	$67	$210	$141

Reconciliation of PVP to GWP:

Total PVP of financial guarantee insurance	$56	$50	$35	$69	$18	$16	$40	$67	$210	$141
Less: financial guaranty installment premium PVP	4	3	5	33	1	—	18	7	45	26
Total: financial guaranty upfront GWP	52	47	30	36	17	16	22	60	165	115
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	36	(16)	(5)	73	—	6	4	(2)	88	8
Total GWP	$88	$31	$25	$109	$17	$22	$26	$58	$253	$123

Financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$1,797	$—	$—	$—	$—	$—	$—	$—	$1,797	$—
Other	3,046	4,670	3,007	3,641	1,580	2,276	2,072	2,743	14,364	8,671
Public finance - non-U.S.	—	35	—	—	—	—	270	122	35	392
Structured finance - U.S.	38	—	182	400	14	—	273	—	620	287
Structured finance - non-U.S.	—	—	—	—	—	—	—	—	—	—
Total	$4,881	$4,705	$3,189	$4,041	$1,594	$2,276	$2,615	$2,865	$16,816	$9,350

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of December 31, 2013
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$3,740	3.99%	3.76%	$3,856	$149
Insured obligations of state and political subdivisions (2)(4)	1,159	4.63%	4.38%	1,223	54
U.S. Treasury securities and obligations of U.S. government agencies	431	2.03%	1.39%	438	9
Agency obligations	243	3.77%	3.11%	262	9
Corporate securities	1,314	3.85%	2.97%	1,340	51
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,285	6.31%	4.65%	1,220	81
Commercial MBS (CMBS)	536	3.74%	3.14%	549	20
Asset-backed securities	605	4.23%	2.88%	608	26
Foreign government securities	300	2.50%	1.65%	313	7
Total fixed maturity securities	9,613	4.22%	3.57%	9,809	406
Short-term investments	895	0.03%	0.02%	895	0
Cash (5)	183	—%	—%	183	—
Total	$10,691	3.86%	3.27%	$10,887	$406

Less: FG VIEs	116	10.90%	7.10%	88	13

Total	$10,575	3.79%	3.22%	$10,799	$393

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$438	4.5%
Agency obligations	262	2.7%
AAA/Aaa	1,601	16.3%
AA/Aa	4,884	49.8%
A/A	1,714	17.4%
BBB	87	0.9%
Below investment grade (BIG) (7)	823	8.4%
Total fixed maturity securities, available-for-sale	9,809	100.0%

Less: FG VIEs	(98)

Total fixed maturity securities, available-for-sale	$9,711

Duration of fixed maturity securities and short-term investments (in years):		4.9

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $280 million insured by AGC and AGM.

3)	Includes fair value of $198 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies ("loss mitigation bonds") which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $2,036 million in par with carrying value of $823 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization (5)	Estimated Ending Net Debt Service Outstanding (5)	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2013 (as of December 31)		$690,535
2014 Q1	$12,919	677,616	$118	$6	$124	$17	$141
2014 Q2	16,787	660,829	116	6	122	17	139
2014 Q3	16,338	644,491	113	6	119	15	134
2014 Q4	16,234	628,257	109	6	115	15	130
2015	57,703	570,554	398	21	419	45	464
2016	46,428	524,126	349	20	369	31	400
2017	44,792	479,334	311	18	329	21	350
2018	33,513	445,821	282	16	298	10	308

2014-2018	244,714	445,821	1,796	99	1,895	171	2,066
2019-2023	149,014	296,807	1,086	66	1,152	42	1,194
2024-2028	118,812	177,995	685	40	725	26	751
2029-2033	83,500	94,495	417	23	440	23	463
After 2033	94,495	—	380	17	397	23	420
Total	$690,535		$4,364	$245	$4,609	$285	$4,894

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2013. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $193 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

5)	Amount is shown net of loss mitigation bonds.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)
Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2013 (as of December 31)						$72,928
2014 Q1	$1,317	$591	$292	$343	$2,543	70,385
2014 Q2	4,701	612	96	405	5,814	64,571
2014 Q3	2,915	593	43	219	3,770	60,801
2014 Q4	3,583	586	10	550	4,729	56,072
2015	10,709	2,187	239	2,019	15,154	40,918
2016	6,282	1,890	140	1,890	10,202	30,716
2017	8,466	1,587	69	1,577	11,699	19,017
2018	698	1,312	76	787	2,873	16,144

2014-2018	38,671	9,358	965	7,790	56,784	16,144
2019-2023	1,045	2,829	332	3,054	7,260	8,884
2024-2028	439	857	306	1,364	2,966	5,918
2029-2033	401	226	607	782	2,016	3,902
After 2033	1,827	451	499	1,125	3,902	—
Total structured finance	$42,383	$13,721	$2,709	$14,115	$72,928

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2013 (as of December 31)		$386,179
2014 Q1	$5,458	380,721
2014 Q2	6,041	374,680
2014 Q3	7,779	366,901
2014 Q4	6,807	360,094
2015	24,691	335,403
2016	19,639	315,764
2017	17,669	298,095
2018	16,140	281,955

2014-2018	104,224	281,955
2019-2023	81,176	200,779
2024-2028	74,775	126,004
2029-2033	56,734	69,270
After 2033	69,270	—
Total public finance	$386,179

Net par outstanding (end of period)

	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13	3Q-13	4Q-13
Public finance - U.S.	$416,499	$409,877	$399,176	$387,929	$378,418	$371,020	$361,203	$352,181
Public finance - non-U.S.	39,913	38,769	38,720	37,540	35,067	33,700	34,912	33,998
Structured finance - U.S.	87,361	82,893	77,893	74,535	70,129	65,159	62,584	58,907
Structured finance - non-U.S.	21,979	19,935	19,070	18,768	17,092	15,915	14,671	14,021
Net par outstanding (excluding loss mitigation bonds)	565,752	551,474	534,859	518,772	500,706	485,794	473,370	459,107
Loss mitigation bonds	1,346	1,460	1,534	1,121	1,111	1,195	1,297	1,195
Net par outstanding (including loss mitigation bonds)	$567,098	$552,934	$536,393	$519,893	$501,817	$486,989	$474,667	$460,302

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of December 31, 2013
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2014 Q1	$13	$11
2014 Q2	14	11
2014 Q3	13	10
2014 Q4	13	10
2015	52	41
2016	42	33
2017	39	30
2018	35	27

2014-2018	221	173
2019-2023	120	99
2024-2028	68	56
2029-2033	44	36
After 2033	36	27
Total expected PV of net expected loss to be expensed	489	391
Discount	457	406
Total future value	$946	$797

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 4.44% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2013				December 31, 2012
	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	Avg. Internal Rating
U.S. public finance:
General obligation	$155,277	$—	$155,277	A+	$169,985	$—	$169,985	A+
Tax backed	66,856	32	66,824	A+	73,787	38	73,749	A+
Municipal utilities	56,324	—	56,324	A	62,116	—	62,116	A
Transportation	30,830	—	30,830	A	33,799	—	33,799	A
Healthcare	16,132	—	16,132	A	17,838	—	17,838	A
Higher education	14,071	—	14,071	A	15,770	—	15,770	A+
Infrastructure finance	4,114	—	4,114	BBB	4,210	—	4,210	BBB
Housing	3,386	—	3,386	A+	4,633	—	4,633	AA-
Investor-owned utilities	991	—	991	A-	1,069	—	1,069	A-
Other public finance	4,232	—	4,232	A	4,760	—	4,760	A
Total U.S. public finance	352,213	32	352,181	A	387,967	38	387,929	A
Non-U.S. public finance:
Infrastructure finance	14,703	—	14,703	BBB	15,812	—	15,812	BBB
Regulated utilities	11,205	—	11,205	BBB+	12,494	—	12,494	BBB+
Pooled infrastructure	2,520	—	2,520	A	3,200	—	3,200	AA-
Other public finance	5,570	—	5,570	A	6,034	—	6,034	A
Total non-U.S. public finance	33,998	—	33,998	BBB+	37,540	—	37,540	BBB+
Total public finance	$386,211	$32	386,179	A	$425,507	$38	$425,469	A

U.S. structured finance:
Pooled corporate obligations	$31,325	$—	$31,325	AAA	$41,886	$—	41,886	AAA
RMBS	14,559	838	13,721	BBB-	17,827	792	17,035	BB+
CMBS and other commercial real estate related exposures	3,952	—	3,952	AAA	4,247	—	4,247	AAA
Insurance securitizations	3,360	325	3,035	A-	3,113	170	2,943	BBB+
Financial products	2,709	—	2,709	AA-	3,653	—	3,653	AA-
Consumer receivables	2,198	—	2,198	BBB+	2,369	—	2,369	BBB+
Commercial receivables	911	—	911	A-	1,025	—	1,025	BBB+
Structured credit	69	—	69	BB	319	121	198	B
Other structured finance	987	—	987	A-	1,179	—	1,179	BBB+
Total U.S. structured finance	60,070	1,163	58,907	AA-	75,618	1,083	74,535	AA-

Non-U.S. structured finance:
Pooled corporate obligations	11,058	—	11,058	AAA	14,813	—	14,813	AAA
Commercial receivables	1,263	—	1,263	BBB+	1,463	—	1,463	A-
RMBS	1,146	—	1,146	AA-	1,424	—	1,424	AA-
Structured credit	176	—	176	BBB	591	—	591	BBB
CMBS and other commercial real estate related exposures	—	—	—	—	100	—	100	AAA
Other structured finance	378	—	378	AAA	377	—	377	AAA
Total non-U.S. structured finance	14,021	—	14,021	AA+	18,768	—	18,768	AA+
Total structured finance	$74,091	$1,163	$72,928	AA	$94,386	$1,083	$93,303	AA-

Total	$460,302	$1,195	$459,107	A	$519,893	$1,121	$518,772	A+

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of December 31, 2013
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,998	1.4%	$1,016	3.0%	$32,317	54.9%	$9,684	69.1%	$48,015	10.5%
AA	107,503	30.5%	422	1.2%	9,431	16.0%	577	4.1%	117,933	25.7%
A	192,841	54.8%	9,453	27.9%	2,580	4.4%	742	5.3%	205,616	44.8%
BBB	37,745	10.7%	21,499	63.2%	3,815	6.4%	1,946	13.9%	65,005	14.1%
BIG	9,094	2.6%	1,608	4.7%	10,764	18.3%	1,072	7.6%	22,538	4.9%
Net Par Outstanding (excluding loss mitigation bonds)	$352,181	100.0%	$33,998	100.0%	$58,907	100.0%	$14,021	100.0%	$459,107	100.0%

Loss Mitigation Bonds	32		—		1,163		—		1,195
Net Par Outstanding (including loss mitigation bonds)	$352,213		$33,998		$60,070		$14,021		$460,302

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of December 31, 2013
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	Net Par Outstanding (excluding loss mitigation bonds)	% of Total
U.S.:
U.S. public finance:
California	$52,736	$32	$52,704	11.5%
New York	28,582	—	28,582	6.2
Pensylvania	28,475	—	28,475	6.2
Texas	27,249	—	27,249	5.9
Illinois	24,138	—	24,138	5.3
Florida	21,773	—	21,773	4.7
New Jersey	14,462	—	14,462	3.2
Michigan	14,250	—	14,250	3.1
Georgia	9,364	—	9,364	2.0
Ohio	8,763	—	8,763	1.9
Other states and U.S. territories	122,421	—	122,421	26.7
Total public finance	352,213	32	352,181	76.7
U.S. structured finance:	60,070	1,163	58,907	12.8
Total U.S.	412,283	1,195	411,088	89.5

Non-U.S.:
United Kingdom	21,405	—	21,405	4.7
Australia	5,598	—	5,598	1.2
Canada	3,851	—	3,851	0.8
France	3,614	—	3,614	0.8
Italy	1,808	—	1,808	0.4
Other	11,743	—	11,743	2.6
Total non-U.S.	48,019	—	48,019	10.5

Total net par outstanding	$460,302	$1,195	$459,107	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of December 31, 2013
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$—	$1,024	$98	$275	$1,397
Infrastructure finance	384	—	18	12	155	569
Total sovereign and sub-sovereign exposure	384	—	1,042	110	430	1,966
Non-sovereign exposure:
Regulated utilities	—	—	234	—	—	234
RMBS	224	144	315	—	—	683
Total non-sovereign exposure	224	144	549	—	—	917
Total	$608	$144	$1,591	$110	$430	$2,883

Total BIG	$608	$—	$—	$110	$430	$1,148

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $144 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico
As of December 31, 2013
(dollars in millions)

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding	Internal Rating
Commonwealth of Puerto Rico - General Obligation Bonds	$1,885	BB
Puerto Rico Highways and Transportation Authority (Transportation revenue)	869	BB-
Puerto Rico Electric Power Authority	860	BB-
Puerto Rico Municipal Finance Authority	450	BB-
Puerto Rico Aqueduct and Sewer Authority	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	302	BB
Puerto Rico Sales Tax Financing Corporation	268	A-
Puerto Rico Convention Center District Authority	185	BB-
Puerto Rico Public Buildings Authority	139	BB
Puerto Rico Public Finance Corporation	44	B
Government Development Bank for Puerto Rico	33	BB
Puerto Rico Infrastructure Financing Authority	18	BB-
University of Puerto Rico	1	BB-
Total	$5,438	BB

BIG Net Par Outstanding and BIG Net Debt Service Outstanding of Puerto Rico
Amortization Schedule

	Estimated BIG Net Par Amortization	Estimated BIG Ending Net Par Outstanding	Estimated BIG Net Debt Service Amortization	Estimated BIG Ending Net Debt Service Outstanding
2013 (as of December 31)		$5,171		$8,547
2014 (January 1 – March 31)	$—	5,171	$66	8,481
2014 (April 1 – June 30)	—	5,171	66	8,415
2014 (July 1 – September 30)	242	4,929	306	8,109
2014 (October 1 – December 31)	—	4,929	63	8,046
2015	364	4,565	608	7,438
2016	289	4,276	515	6,923
2017	208	4,068	421	6,502
2018	160	3,908	363	6,139

2014-2018	1,263	3,908	2,408	6,139
2019-2023	921	2,987	1,780	4,359
2024-2028	979	2,008	1,622	2,737
2029-2033	706	1,302	1,141	1,596
After 2033	1,302	—	1,596	—
Total	$5,171		$8,547

Net Exposure to Puerto Rico by Company

	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Net Par Outstanding
Net par outstanding	$2,480	$1,514	$1,539	$(95)	$5,438

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2013
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$34,761	82.9%	29.4%	30.4%
AA	2,184	5.2%	39.8%	34.3%
A	547	1.3%	45.8%	47.6%
BBB	2,224	5.3%	39.2%	33.4%
BIG	2,236	5.3%	34.1%	16.8%
Total exposures	$41,952	100.0%	30.9%	30.3%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$21,845	52.0%	31.4%	33.1%	AAA
Synthetic investment grade pooled corporates	9,754	23.3%	21.6%	20.0%	AAA
Market value CDOs of corporates	2,000	4.8%	24.4%	30.4%	AAA
Synthetic high yield pooled corporates	2,690	6.4%	47.2%	41.1%	AAA
Trust preferred
Banks and insurance	2,564	6.1%	45.7%	39.1%	BBB
U.S. mortgage and real estate investment trusts	1,555	3.7%	49.8%	35.1%	BB
European mortgage and real estate investment trusts	851	2.0%	36.8%	30.7%	BBB-
Other pooled corporates	693	1.7%	0.0%	0.0%	BBB-
Total exposures	$41,952	100.0%	30.9%	30.3%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of December 31, 2013
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$0	$20	$218	$4	$2,210	$2,453
AA	98	98	99	407	290	1,675	2,668
A	1	0	9	12	21	146	189
BBB	38	—	254	224	23	155	694
BIG	402	146	1,897	2,728	598	1,945	7,717
Total exposures	$541	$244	$2,279	$3,590	$937	$6,130	$13,721

Distribution of U.S. RMBS by Year Insured(1) and Type of Exposure

Year insured:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$22	$1	$191	$76	$25	$1,213	$1,527
2005	162	—	556	528	43	200	1,490
2006	92	52	692	317	76	2,486	3,715
2007	264	192	839	1,663	737	2,157	5,852
2008	—	—	—	1,005	56	73	1,135
Total exposures	$541	$244	$2,279	$3,590	$937	$6,130	$13,721

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$978	$124	$41	$69	$315	$1,527
2005	103	177	2	90	1,118	1,490
2006	1,292	1,211	80	110	1,022	3,715
2007	9	1,099	66	425	4,254	5,852
2008	71	56	—	—	1,008	1,135
Total exposures	$2,453	$2,668	$189	$694	$7,717	$13,721

% of Total	17.9%	19.4%	1.4%	5.1%	56.2%	100.0%

1)	Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding, and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (1 of 2)
As of December 31, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$159	22.4%	5.4%	2.6%	12.2%	6
2006	92	45.9%	8.3%	0.9%	18.8%	1
2007	264	32.6%	2.3%	6.8%	18.2%	1
2008	—	—%	—%	—%	—%	—
Total	$516	31.8%	4.3%	4.5%	16.5%	8

U.S. Closed-End Second Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$—	—%	—%	—%	—%	—
2006	43	10.3%	—%	60.8%	4.6%	1
2007	192	12.0%	—%	70.3%	6.0%	8
2008	—	—%	—%	—%	—%	—
Total	$235	11.7%	—%	68.6%	5.7%	9

U.S. HELOC

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$518	11.0%	3.3%	18.8%	4.9%	5
2006	677	19.6%	4.3%	38.8%	3.9%	7
2007	839	24.3%	1.9%	40.4%	3.4%	8
2008	—	—%	—%	—%	—%	—
Total	$2,034	19.4%	3.0%	34.4%	3.9%	20

U.S. Alt-A First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$526	23.4%	8.8%	7.7%	17.0%	20
2006	317	29.0%	0.0%	22.7%	37.0%	7
2007	1,663	36.8%	0.6%	18.5%	28.2%	11
2008	1,005	34.9%	13.1%	17.2%	25.7%	5
Total	$3,512	33.6%	5.3%	16.9%	26.6%	43

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (2 of 2)
As of December 31, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$38	15.2%	11.8%	10.4%	16.2%	2
2006	71	26.6%	—%	19.4%	30.8%	5
2007	737	36.1%	0.9%	23.0%	29.4%	11
2008	56	37.9%	49.7%	17.8%	23.0%	1
Total	$902	34.6%	4.3%	21.8%	28.5%	19

U.S. Subprime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$192	32.7%	15.3%	9.6%	26.9%	3
2006	2,481	17.4%	62.4%	20.5%	31.5%	4
2007	2,157	39.6%	8.2%	28.3%	40.0%	13
2008	73	50.6%	13.5%	24.3%	28.8%	1
Total	$4,904	28.3%	36.0%	23.5%	35.1%	21

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of December 31, 2013
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$3,333	66.2%	40.4%	3.3%	7.5%	159
AA	—	—%	—%	—%	—%	—
A	29	13.8%	48.6%	2.8%	0.0%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$3,361	65.7%	40.5%	3.3%	7.5%	160

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$344	100.0%	52.2%	57.2%
Total exposures	$344	100.0%	52.2%	57.2%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	December 31, 2013	December 31, 2012
U.S. public finance:
General obligation	$3,126	$1,122
Tax backed	2,209	476
Infrastructure finance	1,724	1,695
Municipal utilities	1,360	596
Transportation	320	245
Healthcare	70	58
Housing	17	2
Higher education	15	18
Other public finance	253	353
Total U.S. public finance	9,094	4,565
Non-U.S. public finance:
Infrastructure finance	1,236	1,923
Other public finance	372	370
Total non-U.S. public finance	1,608	2,293
Total public finance	$10,702	$6,858

U.S. structured finance:
RMBS	$7,717	$9,839
Pooled corporate obligations	1,722	2,873
Insurance securitizations	598	753
Consumer receivables	386	421
Commercial receivables	157	182
Structured credit	69	198
Other structured finance	115	132
Total U.S. structured finance	10,764	14,398
Non-U.S. structured finance:
Pooled corporate obligations	767	805
RMBS	224	220
Commercial receivables	81	16
Total non-U.S. structured finance	1,072	1,041
Total structured finance	$11,836	$15,439
Total BIG net par outstanding	$22,538	$22,297

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $195 million and $220 million in gross par outstanding as of December 31, 2013 and December 31, 2012, respectively.

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	December 31, 2013	December 31, 2012
Category 1
U.S. public finance	$8,205	$3,290
Non-U.S. public finance	1,009	2,293
U.S. structured finance	4,513	4,253
Non-U.S. structured finance	1,024	984
Total Category 1	14,751	10,820
Category 2
U.S. public finance	440	500
Non-U.S. public finance	599	—
U.S. structured finance	2,862	4,060
Non-U.S. structured finance	48	57
Total Category 2	3,949	4,617
Category 3
U.S. public finance	449	775
Non-U.S. public finance	—	—
U.S. structured finance	3,389	6,085
Non-U.S. structured finance	—	—
Total Category 3	3,838	6,860
BIG Total	$22,538	$22,297

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. In third quarter 2013, the Company refined the definitions of its BIG surveillance categories to be consistent with its new approach to assigning internal credit ratings. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

2)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $195 million and $220 million in gross par outstanding as of December 31, 2013 and December 31, 2012, respectively.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2013
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$2,119	BB
Puerto Rico Highway and Transportation Authority	1,171	BB-
Skyway Concession Company LLC	1,148	BB
Puerto Rico Electric Power Authority	860	BB-
Puerto Rico Municipal Finance Agency	450	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	336	BB
Detroit (City of) Michigan	321	D
San Joaquin Hills California Transportation	244	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	215	BB
Puerto Rico Hotel Occupancy Tax Puerto Rico Convention Center District Authority	185	BB-
Lackawanna County, Pennsylvania	179	BB-
Woonsocket (City of), Rhode Island	148	BB
Guaranteed Student Loan Transaction	143	B
City of Fresno	126	BB+
Stockton City, California	119	D
Orlando Tourist Development Tax - Florida	118	B+
Wayne County, Michigan	111	BB+
Xenia Rural Water District, Iowa	78	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	53	BB
Guaranteed Student Loan Transaction	51	CCC
Bridgeview Village Illinois General Obligation	50	BB+
Total	$8,609

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$597	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	385	BB-
Valencia Fair	263	BB-
Autovia de la Mancha, S.A.	149	BB-
Alte Liebe I Limited (Wind Farm)	81	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,531
Total	$10,140

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$542	$—	$542	BB	0.0%	23.8%
MABS 2007-NCW	488	59	429	CCC	14.5%	53.5%
Option One 2007-FXD2	337	—	337	CCC	1.3%	27.1%
Private Residential Mortgage Transaction	323	—	323	CCC	1.0%	25.3%
Countrywide HELOC 2006-I	304	—	304	BB	0.0%	2.9%
Deutsche Alt-A Securities Mortgage Loan 2007-3	284	—	284	B	0.0%	19.8%
Private Residential Mortgage Transaction	276	—	276	B	13.0%	25.6%
Private Residential Mortgage Transaction	270	—	270	CCC	—	28.6%
MortgageIT Securities Corp. Mortgage Loan 2007-2	264	—	264	CCC	2.3%	18.2%
Nomura Asset Accept. Corp. 2007-1	240	1	239	CCC	0.0%	37.4%
Private Residential Mortgage Transaction	206	—	206	CCC	8.8%	25.6%
Countrywide Home Equity Loan Trust 2007-D	185	—	185	B	0.0%	3.6%
Countrywide HELOC 2005-D	182	—	182	BB	0.0%	5.3%
Soundview 2007-WMC1	176	—	176	CCC	—	59.4%
Countrywide Home Equity Loan Trust 2005-J	175	—	175	BB	0.0%	4.2%
Countrywide HELOC 2006-F	234	70	164	BB	0.0%	6.3%
Countrywide HELOC 2007-B	146	—	146	BB	0.0%	2.9%
New Century 2005-A	146	—	146	CCC	12.2%	27.1%
Countrywide HELOC 2007-A	159	14	145	BB	0.0%	3.4%
GMACM 2004-HE3	144	—	144	BB	3.0%	0.0%
AAA Trust 2007-2	260	126	134	BB	2.8%	33.9%
Private Residential Mortgage Transaction	128	—	128	BB	18.4%	28.6%
IndyMac 2007-H1 HELOC	114	—	114	BB	0.0%	3.0%
CSAB 2006-3	111	—	111	CCC	0.0%	44.5%
FHABS 2006-HE2 HELOC	95	—	95	BB	0.0%	2.8%
Countrywide HELOC 2005-C	86	—	86	B	0.0%	6.1%
Soundview Home Loan Trust 2008-1	75	2	73	CCC	13.5%	28.8%
American Home Mortgage Assets Trust 2007-4	67	—	67	CCC	0.0%	33.7%
MASTR Asset-Backed Securities Trust 2005-NC2	62	—	62	CCC	—	24.4%
CSAB 2006-2	70	10	60	CCC	0.0%	39.2%
Taylor Bean & Whitaker 2007-2	78	22	56	CCC	0.0%	20.8%
Terwin Mortgage Trust 2005-16HE	55	—	55	CCC	—	24.8%
CSMC 2007-3	59	8	51	CCC	0.0%	33.2%
Terwin Mortgage Trust 2006-10SL	181	138	43	CCC	—	4.6%
Renaissance (DELTA) 2007-3	144	130	14	CCC	—	30.8%
Terwin Mortgage Trust 2007-6ALT	54	51	3	CCC	0.0%	31.3%
Total U.S. RMBS	$6,720	$631	$6,089

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding (including loss mitigation bonds)	Loss Mitigation Bonds	BIG Net Par Outstanding (excluding loss mitigation bonds)	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Orkney Re II, Plc	$423	$—	$423	CCC	N/A
Taberna Preferred Funding IV, LTD	292	—	292	B-	22.1%
Taberna Preferred Funding III, LTD	267	—	267	CCC	17.1%
Alesco Preferred Funding XVI, LTD.	227	—	227	B+	15.4%
Taberna Preferred Funding II, LTD.	209	—	209	CCC	19.3%
Ballantyne Re Plc	500	325	175	CC	N/A
Alesco Preferred Funding XVII, LTD.	172	—	172	BB	24.7%
Trapeza CDO XI	152	—	152	BB-	38.6%
Taberna Preferred Funding VI, LTD	148	—	148	B-	16.3%
US Capital Funding IV, LTD	136	—	136	CCC	7.2%
Alesco Preferred Funding VI	119	—	119	BB+	45.5%
NRG Peaker (1)	102	—	102	BB	N/A
National Collegiate Trust Series 2007-4	72	—	72	CCC	N/A
National Collegiate Trust Series 2006-2	68	—	68	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	65	—	65	CCC	15.6%
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	—	63	BB	N/A
GreenPoint 2000-4	50	—	50	CCC	3.0%
Subtotal other	$3,065	$325	$2,740
Subtotal U.S. structured finance	$9,785	$956	$8,829

Non-U.S. structured finance:

Gleneagles Funding LTD (1st Issue)	$229	$—	$229	BB	N/A
FHB 8.95% 2016	129	—	129	BB	N/A
OTP 10% 2012	90	—	90	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	—	81	BB	N/A
Private Pooled Corporate Transaction	81	—	81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	79	—	79	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	70	—	70	BB	N/A
Private Pooled Corporate Transaction	64	—	64	BB	N/A
Private Pooled Corporate Transaction	56	—	56	BB	N/A
Subtotal Non-U.S. structured finance	$879	$—	$879
Total	$10,664	$956	$9,708

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Net par shown is net of $63 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2013
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$3,980	A+
California (State of)	3,356	A-
New York (City of) New York	3,064	AA-
Chicago (City of) Illinois	2,681	A-
Massachusetts (Commonwealth of)	2,521	AA
New York (State of)	2,408	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,146	A
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	2,119	BB
Port Authority of New York and New Jersey	2,034	AA-
Illinois (State of)	1,987	A-
Houston Texas Water and Sewer Authority	1,962	AA-
Los Angeles California Unified School District	1,947	AA-
Wisconsin (State of)	1,836	A+
Pennsylvania (Commonwealth of)	1,736	AA-
Philadelphia (City of) Pennsylvania	1,725	BBB+
Washington (State of)	1,715	AA
Chicago-O'Hare International Airport	1,661	A
New York MTA Transportation Authority	1,639	A
Chicago Illinois Public Schools	1,608	A-
New York City Municipal Water Finance Authority	1,518	AA
Illinois Toll Highway Authority	1,500	AA
Miami-Dade County Florida School Board	1,461	A-
Arizona (State of)	1,399	A+
Atlanta Georgia Water & Sewer System	1,385	A-
Michigan (State of)	1,353	A+
Georgia Board of Regents	1,307	A
Massachusetts (Commonwealth of) Water Resources	1,304	AA
Metro Washington Airport Authority	1,252	A+
Philadelphia School District, Pennsylvania	1,238	A
Pennsylvania Turnpike Commission	1,175	A-
Puerto Rico Highway and Transportation Authority	1,171	BB-
Skyway Concession Company LLC	1,148	BB
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,144	AA-
Long Island Power Authority	1,131	A-
North Texas Tollway Authority	1,103	A
District of Columbia	1,083	A+
New York State Thruway Authority	1,061	A
California State University System Trustee	1,027	A+
Detroit Michigan Sewer	1,018	BBB
Kentucky (Commonwealth of)	1,013	A+
New York State Thruway - Highway Trust Fund	1,000	AA-
San Diego County, California Water	974	AA
Louisiana (State of) Gas and Fuel Tax	971	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	935	AA
San Diego Unified School District, California	927	AA
Broward County Florida School Board	908	A+
Hartfield Atlanta International Airport	896	A
University of California Board of Regents	893	AA
Orlando-Orange County Expressway Authority, Florida	874	A+
New Jersey Turnpike Authority	865	A-
Total top 50 U.S. public finance exposures	$77,159

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2013
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	28.2%
Synthetic Investment Grade Pooled Corporate CDO	1,188	AAA	13.4%
Stone Tower Credit Funding	994	AAA	27.5%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	756	AAA	22.5%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	28.0%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.8%
Deutsche Alt-A Securities Mortgage Loan 2007-2	542	BB	0.0%
Eastland CLO, LTD	532	AAA	39.3%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Denali CLO VII, LTD.	503	AAA	19.5%
Private US Insurance Securitization	500	AA	N/A
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Shenandoah Trust Capital I Term Securities	485	A+	N/A
Churchill Financial Cayman	467	AAA	36.6%
SLM Private Credit Student Trust 2007-A	450	BBB+	17.0%
MABS 2007-NCW	429	CCC	14.5%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
Private Other Structured Finance Transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.3%
Grayson CLO	399	AAA	29.6%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.1%
Synthetic Investment Grade Pooled Corporate CDO	385	AAA	14.2%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
KKR Financial CLO 2007-1	379	AAA	51.8%
Symphony Credit Opportunities Fund	364	AAA	24.5%
Stone Tower CLO V	362	AAA	28.8%
SLM Private Credit Student Loan Trust 2006-C	356	BBB	16.8%
Fortress Credit Funding III	349	AAA	55.8%
Muir Grove CLO	345	AAA	21.4%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
Option One 2007-FXD2	337	CCC	1.3%
Private Residential Mortgage Transaction	323	CCC	1.0%
Cent CDO 15 Limited	307	AAA	18.2%
Countrywide HELOC 2006-I	304	BB	0.0%
Private Other Structured Finance Transaction	300	A+	N/A
Cent CDO 12 Limited	293	AAA	23.8%
Taberna Preferred Funding IV, LTD	292	B-	22.1%
Centurion CDO 9	292	AAA	24.7%
Deutsche Alt-A Securities Mortgage Loan 2007-3	284	B	0.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Private Residential Mortgage Transaction	276	B	13.0%
Kingsland IV	274	AAA	23.1%
Private Residential Mortgage Transaction	270	CCC	—
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
CIFC Funding 2007-II	268	AAA	42.8%
Total top 50 U.S. structured finance exposures	$23,906

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2013
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Net Par Outstanding	Internal Rating
Province of Quebec	$2,386	A+
Thames Water Utilities Finance Plc	1,499	A-
Sydney Airport Finance Company Pty Limited	1,309	BBB
Channel Link Enterprises Finance PLC	978	BBB
Southern Gas Networks PLC	893	BBB
Societe des Autoroutes du Nord et de l'Est de la France	858	BBB+
Capital Hospitals	814	BBB-
Campania Region - Healthcare receivable	752	BBB-
Artesian Finance II Plc (Southern)	727	A-
International Infrastructure Pool	700	A-
International Infrastructure Pool	700	A-
International Infrastructure Pool	700	A-
Reliance Rail Finance Pty Limited	597	BB
Central Nottinghamshire Hospitals PLC	578	BBB
Synthetic Investment Grade Pooled Corporate CDO	564	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	528	BBB
Scotland Gas Networks Plc (A2)	525	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	519	AAA
Integrated Accomodation Services PLC	510	BBB+
The Hospital Company (QAH Portsmouth) Limited	507	BBB
A28 Motorway	504	BBB
Envestra Limited	481	BBB
Octagon Healthcare Funding PLC	439	BBB
Taberna Europe CDO II PLC	434	BBB-
Stichting Profile Securitisation I	421	AAA
Total top 25 non-U.S. exposures	$18,923

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2013
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$3,926
Bank of America, N.A.(2)	2,847
Wells Fargo Bank N.A.	2,372
Specialized Loan Servicing, LLC	2,251
JPMorgan Chase Bank	609
Select Portfolio Servicing, Inc.	558
Carrington Mortgage Services, LLC	327
First Horizon National Corporation	209
OneWest Bank Group LLC	120
Doral Bank	92
Total top 10 U.S. residential mortgage servicer exposures	$13,311

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$456	AA-	WA
CHRISTUS Health	421	A+	TX
Methodist Healthcare	414	A	TN
Children's National Medical Center	338	A-	DC
Catholic Health Initiatives	328	AA-	CO
Bon Secours Health System Obligated Group	322	A-	MD
Carolina HealthCare System	319	AA-	NC
Virtua Health	315	A+	NJ
Iowa Health System	313	A+	IA
Catholic Health Partners	313	A+	OH
Total top 10 U.S. healthcare exposures	$3,539

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of September 30, 2013	Economic Loss Development During 4Q-13(1)	(Paid) Recovered Losses During 4Q-13	Net Expected Loss to be Paid as of December 31, 2013
U.S. RMBS
First lien:
Prime first lien	$21	$—	$—	$21
Alt-A first lien	206	2	96	304
Option ARMs	7	(6)	(10)	(9)
Subprime first lien	303	6	(5)	304
Total first lien	537	2	81	620
Second lien:
Closed-end second lien	(13)	(1)	3	(11)
HELOC	(129)	(15)	28	(116)
Total second lien	(142)	(16)	31	(127)
Total U.S. RMBS	395	(14)	112	493
TruPS	50	—	1	51
Other structured finance	128	(2)	(6)	120
U.S. public finance	183	101	(20)	264
Non-U.S. public finance	53	4	—	57
Subtotal	809	89	87	985
Other	(3)	—	—	(3)
Total	$806	$89	$87	$982

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2012	Economic Loss Development During 2013(1)	(Paid) Recovered Losses During 2013	Net Expected Loss to be Paid as of December 31, 2013
U.S. RMBS
First lien:
Prime first lien	$6	$16	$(1)	$21
Alt-A first lien	315	(81)	70	304
Option ARMs	(131)	(98)	220	(9)
Subprime first lien	242	92	(30)	304
Total first lien	432	(71)	259	620
Second lien:
Closed-end second lien	(39)	6	22	(11)
HELOC	(111)	(91)	86	(116)
Total second lien	(150)	(85)	108	(127)
Total U.S. RMBS	282	(156)	367	493
TruPS	27	7	17	51
Other structured finance	312	(41)	(151)	120
U.S. public finance	7	239	18	264
Non-U.S. public finance	52	17	(12)	57
Subtotal	680	66	239	985
Other	(3)	(10)	10	(3)
Total	$677	$56	$249	$982

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended December 31, 2013

	Future Net R&W Benefit at September 30, 2013	R&W Economic Loss Development During 4Q-13	R&W Recovered During 4Q-13	Future Net R&W Benefit at December 31, 2013
Financial guaranty insurance:
Prime first lien	$3	$1	$—	$4
Alt-A first lien	212	—	(112)	100
Option ARMs	236	(34)	(35)	167
Subprime first lien	115	3	—	118
Closed-end second lien	100	2	(4)	98
HELOC	55	24	(34)	45
Subtotal	721	(4)	(185)	532

Credit derivatives:
Alt-A first lien	157	17	—	174
Option ARMs	17	(11)	—	6
Subtotal	174	6	—	180

Total	$895	$2	$(185)	$712

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Year Ended December 31, 2013

	Future Net R&W Benefit at December 31, 2012	R&W Economic Loss Development During 2013	R&W Recovered During 2013	Future Net R&W Benefit at December 31, 2013
Financial guaranty insurance:
Prime first lien	$4	$—	$—	$4
Alt-A first lien	158	30	(88)	100
Option ARMs	574	172	(579)	167
Subprime first lien	109	9	—	118
Closed-end second lien	138	(9)	(31)	98
HELOC	150	94	(199)	45
Subtotal	1,133	296	(897)	532

Credit derivatives:
Alt-A first lien	220	11	(57)	174
Option ARMs	17	(11)	—	6
Subtotal	237	—	(57)	180

Total	$1,370	$296	$(954)	$712

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Financial guaranty insurance:
Prime first lien	1	1	$38	$44
Alt-A first lien	13	19	838	1,467
Option ARMs	8	9	346	846
Subprime first lien	5	5	998	989
Closed-end second lien	4	4	158	260
HELOC	4	7	320	549
Subtotal	35	45	2,698	4,155

Credit derivatives:
Alt-A first lien	6	7	2,018	2,706
Option ARMs	1	1	295	337
Subtotal	7	8	2,313	3,043

Total	42	53	$5,011	$7,198

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of December 31, 2013
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	4Q-13 Losses Incurred	2013 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$403	$—	$16	$19	$—	$—
Alt-A first lien	2,728	(2)	(20)	164	—	75
Option ARMs	598	(9)	(49)	29	47	35
Subprime first lien	1,945	6	93	214	2	94
Total first lien	5,674	(5)	40	426	49	204
Second lien:
Closed-end second lien	146	(2)	19	3	45	34
HELOC	1,897	(8)	(51)	5	127	122
Total second lien	2,043	(10)	(32)	8	172	156
Total U.S. RMBS	7,717	(15)	8	434	221	360
TruPS	1,722	—	3	37	—	2
Other structured finance	2,397	2	(39)	101	6	25
U.S. public finance	9,094	76	195	189	8	87
Non-U.S. public finance	1,608	4	17	35	—	15
Subtotal	22,538	67	184	796	235	489
Other	—	—	(10)	2	5	—
Subtotal	22,538	67	174	798	240	489
Effect of consolidating FG VIEs	—	4	(21)	(103)	(85)	(98)
Total	$22,538	$71	$153	$695	$155	$391

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$592	$142	$734	$174		$560
Ceded	36	3	39	19	(3)	20
Net	$556	$139	$695	$155		$540

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company, and they therefore are included in the investment portfolio. Such amounts are still included in the financial guaranty insured portfolio, and totaled $195 million and $220 million in gross par outstanding as of December 31, 2013 and December 31, 2012, respectively.

2)	Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3)	Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2013		2012	2011	2010	2009
GAAP Summary Income Statement Data
Net earned premiums	$752		$853	$920	$1,187	$930
Net investment income	393		404	396	361	262
Realized gains and other settlements on credit derivatives	(42)		(108)	6	153	164
Total expenses	466		822	776	776	808
Income (loss) before income taxes	1,142		132	1,029	534	109
Net income (loss) attributable to Assured Guaranty Ltd.	808		110	773	484	82
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	4.30		0.57	4.16	2.56	0.63

GAAP Summary Balance Sheet Data
Total investments and cash	$10,969		$11,223	$11,314	$10,849	$11,013
Total assets	16,287		17,242	17,709	19,370	16,449
Unearned premium reserve	4,595		5,207	5,963	6,973	8,381
Loss and LAE reserve	592		601	679	574	300
Long-term debt	816		836	1,038	1,053	1,066
Shareholders’ equity attributable to Assured Guaranty Ltd.	5,115		4,994	4,652	3,670	3,455
Book value attributable to Assured Guaranty Ltd. per share	28.07		25.74	25.52	19.97	18.76

Non-GAAP Financial Measures
Operating income	$609		$535	$601	$655	$278
Operating income per diluted share	3.25		2.81	3.24	3.46	2.15
Adjusted book value	9,033		9,151	8,987	8,989	8,887
PVP	141		210	243	363	640

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$690,535		$780,356	$844,447	$926,698	$958,037
Gross debt service outstanding (end of period)	737,380		833,098	934,914	1,029,540	1,094,809
Net par outstanding (end of period)	459,107		518,772	556,830	616,686	640,194
Gross par outstanding (end of period)	487,895		550,908	613,124	680,803	726,701

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$663,797		$756,044	$828,327	$904,686	$941,965
Gross debt service outstanding (end of period)	709,000		807,420	916,501	1,003,651	1,072,811
Net par outstanding (end of period)	434,597		496,237	541,882	598,398	626,046
Gross par outstanding (end of period)	461,845		527,126	593,072	659,320	709,558

Consolidated qualified statutory capital	6,136		5,943	5,688	4,915	4,841
Consolidated policyholders' surplus and reserves	10,454		10,288	10,626	10,247	10,409

Ratios:
Net par outstanding to qualified statutory capital	71	:1	83:1	95:1	122:1	129:1
Capital ratio(2)	108	:1	127:1	145:1	184:1	195:1
Financial resources ratio(2)	55	:1	61:1	65:1	72:1	72:1

Gross debt service written:
Public finance - U.S.	$15,559		$25,252	$26,630	$48,990	$87,940
Public finance - non-U.S.	674		40	208	51	894
Structured finance - U.S.	297		623	1,731	2,962	2,501
Structured finance - non-U.S.	—		—	—	—	—
Total gross debt service written	$16,530		$25,915	$28,569	$52,003	$91,335

Net debt service written	$16,497		$25,915	$28,569	$52,003	$91,335
Net par written	9,331		16,816	16,892	30,759	49,759
Gross par written	9,350		16,816	16,892	30,759	49,921

1)	Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes, which securities the Company refers to as "loss mitigation bonds." See below for additional information.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

During the third quarter of 2013, the Company changed the manner in which it presents par outstanding and Debt Service in two ways. First, the Company had included loss mitigation bonds both in its invested assets portfolio and its financial guaranty insured portfolio. Beginning with the third quarter of 2013, the Company excluded loss mitigation bonds from its disclosure about its financial guaranty insured portfolio (unless otherwise indicated) because it manages such securities as investments and not insurance exposure. This reduced its BIG net par as of December 31, 2012 by $1,121 million. Second, the Company refined its approach to its internal credit ratings and surveillance categories, which resulted in the upgrade of $25 million from BIG to investment grade. Please refer to "Refinement of Approach to Internal Credit Ratings and Surveillance Categories" in note 3, Outstanding Exposure, of the Company's Annual Report on Form 10-K for the period ended December 31, 2013 for additional information.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2013.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Glossary (continued)

Sectors (continued)
Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or selling Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com